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EXHIBIT 99.1

                                                                        CONTACT:
                                           Media - Lillian Kilroy (410) 277-2833
                          Investment Community - Dennis Starliper (410) 277-2889



                   PROVIDENT BANKSHARES CORPORATION ANNOUNCES
                   ------------------------------------------
                  9.2% EARNINGS GROWTH FOR FIRST QUARTER 2004
                  -------------------------------------------
             CONSUMER AND COMMERCIAL BUSINESS RESULTS DRIVE GROWTH
              PROVIDENT SHAREHOLDERS APPROVE STRATEGIC MERGER WITH
                           SOUTHERN FINANCIAL BANCORP

BALTIMORE: (April 21, 2004) - Provident Bankshares Corporation (NASDAQ:PBKS), the parent company of Provident Bank, today reported $12.9 million in net income or $0.51 per diluted share, for the first quarter of 2004. Also today, Provident's shareholders approved the Company's merger with Southern Financial Bancorp, Inc.

The Company continued to focus on key strategies to grow its regional banking business and continue expansion into the Virginia and Washington metropolitan regions, while maintaining strong asset quality. Successful execution of these strategies drove total average core loans for the quarter up $345 million, or 20%, over last year. Asset quality remained high, with net loan charge-offs declining 33%, to 23 basis points, and non-performing loans declining 13%, to $18.9 million, from the same quarter last year.

Core deposit growth was also solid with average demand and money market deposit balances increasing 16% and 8%, respectively.

FIRST QUARTER FINANCIAL HIGHLIGHTS

o Diluted earnings per share was $0.51, an 8.5% increase from the $0.47 posted in the first quarter 2003
o   Net income was $12.9 million for the quarter, up from $11.8 million reported in the same quarter last year
o   Return on average equity was 15.62%, up from 15.02% in the first quarter
    2003
o   Return on average assets was 0.99%, up from 0.98% in the first quarter 2003
o Average core loans increased $345 million, or 20%, from the 2003 first quarter
o Average core deposits increased $103 million, or 4%, from the 2003 first quarter
o Non-interest income (excluding net gains) grew 7% from the comparable period in 2003
o Asset quality remained strong as net charge-offs as a percentage of average loans declined 33% to 23 basis points from 38 basis points last year, and non-performing loans declined $2.7 million, or 13%, from one year ago
o Capital ratios remained strong, with the leverage ratio at 8.56% and total risk-based capital at 15.38%



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FIRST QUARTER RESULTS

Provident Bankshares reported net income for the quarter ending March 31, 2004 of $12.9 million, an increase of 9.2% over the first quarter of 2003. This represents earnings of $0.51 per diluted share, an increase of 8.5% over the 2003 first quarter.

Return on average equity was 15.62% for the first quarter 2004, up from 15.02% in the same quarter a year ago. Return on average assets was 0.99%, up from 0.98% for the comparable period last year.

The net interest margin on a tax equivalent basis was 3.19%, compared to 3.18% for the first quarter 2003.

Average core loans increased 20% over the first quarter of 2003, driven by strong loan demand in both the commercial and consumer business segments. Average core commercial real estate loans grew $129 million, or 23%, while core commercial and industrial loans grew $44 million, or 13%. Average core consumer loans rose $172 million, or 20%, despite the high level of refinancing activity that took place in the home equity and marine loan portfolios.

Average core deposits grew by $103 million, or 4%, over last year. Demand and money market deposit growth was particularly strong at $137 million and $33 million, respectively.

Core loans include all loans except purchased loans, participations outside the Bank's defined market area, and Provident-originated loans from discontinued product lines. Provident's core deposits include all deposits except brokered deposits.

Non-interest income, excluding net gains, grew to $22.8 million, up from $21.3 million in the first quarter 2003. Provident also continued to post solid fee income growth. Total deposit service fees increased $1.2 million, or 7%, over the 2003 first quarter, driven by growth in commercial and consumer deposit accounts and transaction volume.

Total non-performing loans at March 31, 2004 were $18.9 million, down $2.7 million, or 13%, from the same quarter last year. Net charge-offs declined 33%, from $2.4 million to $1.6 million, and the allowance for loan losses, at 1.28% of period-end loans, was approximately 200% of non-performing loans. Substantially all of the non-performing loans have been reduced to their recoverable value and are secured by residential real estate.

Capital ratios remained sound. The leverage ratio increased to 8.56%, compared to 7.51% in the first quarter of 2003. Total risk-based capital increased to 15.38%, up from 13.23% at first quarter end 2003.

SOUTHERN FINANCIAL BANCORP INC. MERGER

Maryland law requires the affirmative vote of at least two-thirds of the Company's outstanding shares to approve a proposed merger. Provident shareholders today provided that approval for the Company's proposed merger with Southern Financial Bancorp. Southern Financial's shareholders meeting to vote on the transaction will take place on April 29, 2004.


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On November 3, 2003 Provident Bankshares Corporation and Southern Financial
Bancorp, Inc. announced a strategic merger which will strengthen Provident's commercial banking market position in Virginia and metropolitan Washington, and provide the opportunity to expand the Company's consumer banking presence into central and eastern Virginia. Management is considering strategic alternatives related to the Norfolk/Tidewater area branches. Transition and integration activities are in process and on schedule, as are the necessary SEC and regulatory filings and notices. The transaction is expected to close on April 30, 2004.

SECOND QUARTER CAPITAL RECOVERY AND OPTIMIZATION PLAN

During the past three years, the transition of Provident's balance sheet to core assets and liabilities has emphasized a reduction in non-core loans and non-core deposits. Post-acquisition, the Company will decrease the size of the investment portfolio in relation to total assets, in addition to planned reductions in non-core loans. Management believes the consolidation of Provident's and Southern's balance sheets provides the opportunity to achieve this reduction in non-core balances more quickly and efficiently. The objective of the balance sheet transition is to improve the Company's financial fundamentals; specifically, improvement in return on assets, net interest margin and capital ratios.

After the merger, and contingent upon its completion, management will accomplish the balance sheet consolidation by reducing mortgage-backed securities by $420 million and Federal Home Loan Bank and other borrowings by $420 million. As a result, pre-tax earnings for the full year 2004 are expected to be reduced by $10 million, or $0.22 per share after-tax. Of the $10 million, $8.3 million, or $0.18 per share after-tax, will be a result of losses on the debt and security transactions and $1.7 million will be a result of lower net interest income. The attached table presents a summary of the quarterly and annual impact of this activity for 2004 and 2005.

DIVIDEND DECLARED

Provident Bankshares announced today that its Board of Directors has declared a quarterly cash dividend of $0.25 per share. This is the forty-second consecutive quarterly dividend increase. The quarterly cash dividend will be paid on May 14, 2004 to stockholders of record at the close of business on May 3, 2004.

MANAGEMENT COMMENT

Commenting on the Company's first quarter performance, Chairman and CEO Gary N. Geisel said, "I am pleased to announce that Provident Bankshares Corporation shareholders today approved our merger with Southern Financial Bancorp. We believe the combined Provident-Southern franchise will become a regional banking powerhouse that can respond equally well to the needs of both consumer and commercial customers. As a larger, more geographically diverse organization, Provident will continue to provide the products and services of our largest competitors, while delivering the level of service found in only the best community banks.

This merger presents very exciting growth opportunities for us, but we also just completed another strong and balanced quarter at Provident Bank. We saw steady growth in our core loan and deposit balances, in our consumer and commercial business lines and in our Baltimore and Washington metropolitan markets. Provident's financial accomplishments continue to be the result of the consistent execution of our fundamental business strategies."



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KEY BUSINESS STRATEGIES CONTINUE TO DRIVE RESULTS

Continued commitment to its key business strategies enabled Provident to post positive results in the first quarter, despite economic and geopolitical uncertainty. The Bank is well positioned for solid performance throughout 2004.

Provident's key business strategies are:

o BROADEN PRESENCE AND CUSTOMER BASE IN THE VIRGINIA AND WASHINGTON METROPOLITAN MARKETS

     Provident continued to increase its production from these key expansion areas. Average commercial and consumer deposits grew by 31% and 3%, respectively. Consumer transaction account balances increased from $121 million in the first quarter of last year to $151 million in the current quarter. This represents growth of 25%. Provident grew its number of transaction accounts in these markets by over 3,000 accounts, or 12%, over the first quarter of last year. Average money market deposits grew 8% while time deposits (primarily certificates of deposit) declined 14%.

     In the current quarter, Provident achieved 72% growth in average core consumer loan balances over the first quarter of 2003 in the Washington market, evidencing its ability to capture consumer loan demand in this market.

o    GROW COMMERCIAL BUSINESS IN MARYLAND AND VIRGINIA

     Strong commercial deposit growth occurred with transaction account balances growing 19%, and money market balances growing 36%. Average core commercial loan demand remained strong with Provident growing its average core commercial portfolio by 19%.

o    FOCUS RESOURCES ON GROWTH IN CORE BUSINESS LINES

     Core banking operations continued to drive Provident's positive results. Average core loans now comprise 74% of total loans, up $345 million, or 20%, over the first quarter 2003.

     Average core consumer loan balances increased $172 million, or 20%, over the 2003 first quarter. Provident's expertise in marine and home equity lending resulted in average marine loan and home equity balances increasing 8% and 39%, respectively, over the same quarter last year.

     Average core commercial loans increased 19%, or $173 million, from the 2003 first quarter and the average non-core commercial loan portfolio continued to decrease, averaging $28 million for the quarter, down 44% from the same quarter in 2003.

     Despite a decrease in core certificate of deposit balances of 15%, average core deposit balances continued their steady growth, increasing $103 million, or 4%, driven by a 16% increase in demand deposit balances. Non-core deposits (brokered deposits) posted a significant decline of $179 million, or 45%. Average core deposits now represent 93% of total deposits, up from 87% in the first quarter 2003.



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o     IMPROVE FINANCIAL FUNDAMENTALS

      Return on average assets was 0.99%, up from 0.98% in the first quarter 2003, and return on equity was 15.62%, up from 15.02% for the first quarter last year. The leverage ratio was 8.56% and total risk-based capital was 15.38%.

      Asset quality remained strong, with non-performing loans decreasing $2.7 million to $18.9 million at March 31, 2004. Net charge-offs also decreased to $1.6 million, a 33% decline from the first quarter last year. The current allowance for loans represents 5.6 times the quarter's annualized charge-off rate to average loans.

OUTLOOK FOR THE FUTURE

Commenting on the future for Provident Bankshares, Chairman and CEO Gary N. Geisel added, "We are excited about our ability with the Southern Financial merger to accelerate the transition to a balance sheet that is more reflective of our core strategies, as well as the improvement to financial fundamentals that will follow. We will be holding the total balance sheet relatively flat as we grow core loans and reduce non-core assets."

Provident Bankshares Corporation is the holding company for Provident Bank, the second largest independent commercial bank headquartered in Maryland. With $5.3 billion in assets, Provident serves individuals and businesses in the dynamic Baltimore-Washington corridor through a network of 118 offices in Maryland, Virginia, and southern York County, PA. Provident Bank also offers related financial services through wholly owned subsidiaries. Securities brokerage, investment management and related insurance services are available through Provident Investment Center and leases through Court Square Leasing and Provident Lease Corp. Visit Provident on the web at www.provbank.com.

SPECIAL NOTE: Provident Bankshares Corporation's first quarter earnings teleconference will be webcast at 10:00 a.m. (EDT) on Thursday, April 22, 2004. The webcast can be accessed on the Provident website at www.provbank.com. The webcast will include discussions of the most recent quarter's results of operations and may include forward-looking information such as guidance on future results. A replay of the webcast will be available until April 30, 2004. An audio replay of the webcast will also be available until 11:59 p.m. April 29, 2004 at 1-800-428-6051, passcode ID 346317. Supplemental financial information will be posted on the Provident website today and on Thursday, April 22 in conjunction with the webcast and can be accessed by selecting the link to Corporate Information and Investor Relations and then selecting the link to Financial Reports.
###

PROVIDENT BANKSHARES CORPORATION AND SOUTHERN FINANCIAL BANCORP, INC. HAVE FILED A JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS CONCERNING THE MERGER WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC").

WE URGE INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

INVESTORS ARE ABLE TO OBTAIN THESE DOCUMENTS FREE OF CHARGE AT THE SEC'S WEB SITE (WWW.SEC.GOV). IN ADDITION, DOCUMENTS FILED WITH THE SEC BY PROVIDENT BANKSHARES CORPORATION WILL BE AVAILABLE FREE OF CHARGE FROM THE INVESTOR RELATIONS DEPARTMENT AT PROVIDENT BANKSHARES CORPORATION, 114 EAST LEXINGTON STREET, BALTIMORE, MARYLAND 21202. DOCUMENTS FILED WITH THE SEC BY SOUTHERN FINANCIAL BANCORP, INC. WILL BE AVAILABLE FREE OF CHARGE FROM THE INVESTOR RELATIONS DEPARTMENT AT SOUTHERN FINANCIAL BANCORP, INC., 37 EAST MAIN STREET, WARRENTON, VIRGINIA 20186.


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THE DIRECTORS, EXECUTIVE OFFICERS, AND CERTAIN OTHER MEMBERS OF MANAGEMENT OF
PROVIDENT BANKSHARES CORPORATION AND SOUTHERN FINANCIAL BANCORP, INC. MAY BE SOLICITING PROXIES IN FAVOR OF THE MERGER FROM THE COMPANIES' RESPECTIVE SHAREHOLDERS. FOR INFORMATION ABOUT THESE DIRECTORS, EXECUTIVE OFFICERS, AND MEMBERS OF MANAGEMENT, SHAREHOLDERS ARE ASKED TO REFER TO THE MOST RECENT PROXY STATEMENTS ISSUED BY THE RESPECTIVE COMPANIES, WHICH ARE AVAILABLE ON THEIR WEB SITES AND AT THE ADDRESSES PROVIDED IN THE PRECEDING PARAGRAPH.

THIS PRESS RELEASE, AS WELL AS OTHER WRITTEN COMMUNICATIONS MADE FROM TIME TO TIME BY PROVIDENT BANKSHARES CORPORATION AND SUBSIDIARIES (THE "COMPANY") (INCLUDING, WITHOUT LIMITATION, THE COMPANY'S 2003 ANNUAL REPORT TO STOCKHOLDERS) AND ORAL COMMUNICATIONS MADE FROM TIME TO TIME BY AUTHORIZED OFFICERS OF THE COMPANY, MAY CONTAIN STATEMENTS RELATING TO THE FUTURE RESULTS OF THE COMPANY (INCLUDING CERTAIN PROJECTIONS AND BUSINESS TRENDS) THAT ARE CONSIDERED "FORWARD-LOOKING STATEMENTS" AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE PSLRA). SUCH FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF SUCH WORDS AS "BELIEVE," "EXPECT," "ANTICIPATE," "SHOULD," "PLANNED," "ESTIMATED," "INTEND" AND "POTENTIAL." EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, POSSIBLE OR ASSUMED ESTIMATES WITH RESPECT TO THE FINANCIAL CONDITION, EXPECTED OR ANTICIPATED REVENUE, AND RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY, INCLUDING WITH RESPECT TO EARNINGS GROWTH; REVENUE GROWTH IN CONSUMER BANKING, LENDING AND OTHER AREAS; ORIGINATION VOLUME IN THE COMPANY'S CONSUMER, COMMERCIAL AND OTHER LENDING BUSINESSES; ASSET QUALITY AND LEVELS OF NON-PERFORMING ASSETS; CURRENT AND FUTURE CAPITAL MANAGEMENT PROGRAMS; NON-INTEREST INCOME LEVELS, INCLUDING FEES FROM SERVICES AND PRODUCT SALES; TANGIBLE CAPITAL GENERATION; MARKET SHARE; EXPENSE LEVELS; AND OTHER BUSINESS OPERATIONS AND STRATEGIES. FOR THESE STATEMENTS, THE COMPANY CLAIMS THE PROTECTION OF THE SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PSLRA.

THE COMPANY CAUTIONS YOU THAT A NUMBER OF IMPORTANT FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED IN ANY FORWARD-LOOKING STATEMENT. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO:
PREVAILING ECONOMIC AND GEOPOLITICAL CONDITIONS; CHANGES IN INTEREST RATES, LOAN DEMAND, REAL ESTATE VALUES AND COMPETITION, WHICH CAN MATERIALLY AFFECT, AMONG OTHER THINGS, CONSUMER BANKING REVENUES, REVENUES FROM SALES ON NON-DEPOSIT INVESTMENT PRODUCTS, ORIGINATION LEVELS IN THE COMPANY'S LENDING BUSINESSES AND THE LEVEL OF DEFAULTS, LOSSES AND PREPAYMENTS ON LOANS MADE BY THE COMPANY, WHETHER HELD IN PORTFOLIO OR SOLD IN THE SECONDARY MARKETS; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES, AND GUIDELINES; CHANGES IN ANY APPLICABLE LAW, RULE, REGULATION OR PRACTICE WITH RESPECT TO TAX OR LEGAL ISSUES; RISKS AND UNCERTAINTIES RELATED TO ACQUISITIONS AND RELATED INTEGRATION AND RESTRUCTURING ACTIVITIES; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, REGULATORY AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, PRICING, PRODUCTS AND SERVICES. THE FORWARD-LOOKING STATEMENTS ARE MADE AS OF THE DATE OF THIS REPORT, AND, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING STATEMENTS OR TO UPDATE THE REASONS WHY ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS.

IN THE EVENT THAT ANY NON-GAAP FINANCIAL INFORMATION IS DESCRIBED IN ANY WRITTEN COMMUNICATION, INCLUDING THIS PRESS RELEASE, OR IN OUR TELECONFERENCE, PLEASE REFER TO THE SUPPLEMENTAL FINANCIAL TABLES INCLUDED WITH THIS RELEASE AND ON OUR WEBSITE FOR THE GAAP RECONCILIATION OF THIS INFORMATION.


                                  TABLES FOLLOW




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


PROVIDENT BANKSHARES CORPORATION AND SUBSIDIARIES
FINANCIAL SUMMARY
(dollars in thousands,except per share data)                       Three Months Ended                   Three Months Ended
                                                                        March 31,                           December 31,
                                                        -----------------------------------------    -------------------------
                                                              2004         2003         % Change         2003        % Change
                                                        -------------  -------------  -----------    -------------  ----------
SUMMARY OF OPERATIONS:
Net income                                               $    12,875    $    11,785          9.2 %    $    14,167        (9.1)%
Net interest income                                           38,723         35,627          8.7           38,417         0.8
Provision for loan losses                                      2,174          1,760         23.5            1,975        10.1
Non-interest income                                           23,583         22,591          4.4           24,799        (4.9)
Net gains                                                        816          1,247        (34.6)             520        56.9
Non-interest income (excluding net gains)                     22,767         21,344          6.7           24,279        (6.2)
Non-interest expense                                          40,827         39,050          4.6           39,767         2.7
Income tax expense                                             6,430          5,623         14.4            7,307       (12.0)

SHARE DATA:
Basic earnings per share                                 $      0.52    $      0.48          8.3 %    $      0.58       (10.3)%
Diluted earnings per share                                      0.51           0.47          8.5             0.56        (8.9)
Cash dividends paid per share                                  0.245          0.225          8.9             0.24         2.1
Book value per share                                           13.91          13.27          4.8            13.22         5.2
Weighted average shares - basic                           24,664,213     24,384,142          1.1       24,530,346         0.5
Weighted average shares - diluted                         25,350,116     25,053,638          1.2       25,227,584         0.5
Common shares outstanding                                 24,759,037     24,408,774          1.4       24,562,273         0.8

END OF PERIOD BALANCES:
Investment securities portfolio                          $ 2,127,047    $ 2,229,246         (4.6)%    $ 2,086,510         1.9 %
Total loans                                                2,829,936      2,462,022         14.9        2,784,546         1.6
Assets                                                     5,268,743      5,013,492          5.1        5,207,848         1.2
Deposits                                                   3,202,318      3,273,017         (2.2)       3,079,549         4.0
Stockholders' equity                                         344,470        323,988          6.3          324,765         6.1
Common stockholders' equity                                  342,511        307,862         11.3          331,354         3.4

AVERAGE BALANCES:
Investment securities portfolio                          $ 2,093,314    $ 2,049,951          2.1 %    $ 2,028,690         3.2 %
Loans:
  Core consumer                                            1,017,510        845,072         20.4          983,533         3.5
  Core commercial business                                   386,264        342,097         12.9          352,016         9.7
  Core commercial real estate                                689,700        561,085         22.9          667,482         3.3
    Total core loans                                       2,093,474      1,748,254         19.7        2,003,031         4.5
  Non-core consumer                                          688,572        701,449         (1.8)         702,248        (1.9)
  National syndicated loans                                   28,008         49,845        (43.8)          26,183         7.0
    Total non-core loans*                                    716,580        751,294         (4.6)         728,431        (1.6)
Total loans                                                2,810,054      2,499,548         12.4        2,731,462         2.9
Earning assets                                             4,909,109      4,560,447          7.6        4,769,095         2.9
Assets                                                     5,230,786      4,883,827          7.1        5,097,202         2.6
  Core deposits                                            2,852,347      2,749,150          3.8        2,825,439         1.0
  Non-core deposits (brokered deposits)                      218,863        398,018        (45.0)         235,371        (7.0)
Total deposits                                             3,071,210      3,147,168         (2.4)       3,060,810         0.3
Stockholders' equity                                         331,538        318,157          4.2          311,838         6.3
Common stockholders' equity                                  332,423        302,380          9.9          321,249         3.5

SELECTED RATIOS:
Return on average assets                                        0.99 %         0.98 %                        1.10 %
Return on average equity                                       15.62          15.02                         18.02
Return on average common equity                                15.58          15.81                         17.50
Net yield on average earning assets (t/e basis)                3.19            3.18                          3.21
Efficiency ratio                                               66.18          68.33                         63.27
Leverage ratio                                                 8.56            7.51                          8.49
Tier I risk-based capital ratio                                13.47          12.15                         13.28
Total risk-based capital ratio                                 15.38          13.23                         15.32

* Includes purchased loans, syndicated loans outside the Bank's normal lending area and loans from discontinued product lines.

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


PROVIDENT BANKSHARES/SOUTHERN FINANCIAL BANCORP MERGER
CAPITAL RECOVERY AND OPTIMIZATION PLAN
Pro-forma Changes and Amounts

(dollars in thousands, except per share data)                                             2004
                                                   ---------------------------------------------------------------------------------

                                                      1st Qtr           2nd Qtr          3rd Qtr           4th Qtr       Full Year
                                                      -------           -------          -------           -------       ---------
Average asset/funding reduction                    $         -       $  (241,642)     $  (460,624)       $ (529,359)    $  (308,929)
Average earning assets                             $ 4,909,109       $ 5,578,609      $ 5,938,801        $6,047,219     $ 5,620,481
Investments/avg. earning assets                             43%               38%              38%               37%             39%
Wholesale funding/avg. earning assets                       41%               37%              38%               40%             39%

PRO-FORMA CHANGES

   Leverage ratio                                                           0.25%            0.46%             0.52%           0.52%
   Tangible capital ratio                                                   0.20%            0.26%             0.24%           0.24%
   Net interest income                                               $      (119)     $      (726)       $     (845)    $    (1,690)
   Provision for loan losses                                         $         -      $         -        $        -     $         -
   Non-interest income                                               $    (8,264)     $       (50)       $      (50)    $    (8,364)
   Pre-tax income                                                    $    (8,383)     $      (776)       $     (895)    $   (10,054)
   Earnings per share                                                $     (0.18)     $     (0.02)       $    (0.02)    $     (0.22)

   Return on assets                                                        -0.33%            0.05%             0.06%          -0.06%
   Return on common equity                                                 -4.49%           -0.22%            -0.24%          -1.23%
   Net interest margin                                                      0.13%            0.21%             0.24%           0.15%


                                                                                          2005
                                                   ---------------------------------------------------------------------------------

                                                      1st Qtr           2nd Qtr          3rd Qtr           4th Qtr       Full Year
                                                      -------           -------          -------           -------       ---------

Average asset/funding reduction                    $  (527,266)      $  (526,516)     $  (531,340)       $ (526,821)    $  (527,994)
Average earning assets                             $ 6,088,564       $ 6,079,906      $ 6,087,235        $6,118,579     $ 6,093,636
Investments/avg. earning assets                             36%               35%              34%               32%             34%
Wholesale funding/avg. earning assets                       39%               37%              36%               35%             37%

PRO-FORMA CHANGES

   Leverage ratio                                         0.48%             0.49%            0.49%             0.49%           0.49%
   Tangible capital ratio                                 0.31%             0.23%            0.33%             0.20%           0.20%
   Net interest income                             $      (975)      $      (973)     $      (963)       $     (954)    $    (3,864)
   Provision for loan losses                       $        (8)      $      (332)     $      (315)       $     (298)    $      (953)
   Non-interest income                             $       (50)      $       (50)     $       (50)       $      (50)    $      (200)
   Pre-tax income                                  $    (1,017)      $      (691)     $      (698)       $     (706)    $    (3,111)
   Earnings per share                              $     (0.02)      $     (0.01)     $     (0.01)       $    (0.01)    $     (0.06)

   Return on assets                                       0.04%             0.06%            0.06%             0.07%           0.06%
   Return on common equity                               -0.30%            -0.13%           -0.12%            -0.10%          -0.16%
   Net interest margin                                    0.23%             0.23%            0.24%             0.24%           0.23%

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